EXHIBITS 5 AND 23.1

         [Letterhead of Miller, Canfield, Paddock and Stone, P.L.C.]

                                 May 24, 1999

Board of Directors
Kelly Services, Inc.
999 West Big Beaver Road
Troy, Michigan  48084

         Re:      Kelly Services, Inc., Registration Statement on
                  Form S-3 for Shareholder Investment Plan

Ladies and Gentlemen:

In connection with the registration of 1,000,000 shares of the Class A Common Stock, par value $1.00 per share (the "Securities"), of Kelly Services, Inc. (the "Company") issuable under the Company's Shareholder Investment Plan, we have examined the following:

         1. A copy of Registration Statement No. 333- to be filed with the Securities and Exchange Commission on or about May 24, 1999, and the Exhibits to be filed with and as a part of said Registration Statement;

         2. A copy of the Certificate of Incorporation of the Company, as amended;

         3.       A copy of the By-Laws of the Company, as amended; and

         4. Copies of the minutes of meetings of the Board of Directors of the Company, or committees thereof, deemed by us to be relevant to this opinion.

Further, in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

Based on the foregoing, it is our opinion that:

         a. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

         b. the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

         c. the issuance and sale of the Securities has been duly and validly authorized; and

         d. the shares of Class A Common Stock of the Company, when issued, will be fully paid, non-assessable and free of any preemptive rights.

                                     23




We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-3. In giving this, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/Miller, Canfield, Paddock and Stone, P.L.C.
                              ----------------------------------------------
                              Miller, Canfield, Paddock and Stone, P.L.C.